CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 26 of 39

                                                                    EXHIBIT 7(b)
                             STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT dated as of October 22, 2001, by and among OAO Technology Solutions, Inc., a Delaware corporation (the "Company"), Terrapin Partners Subsidiary LLC, a Delaware limited liability company (the "Shareholder"), and, only for the purposes of Article VII and Section 8.6, J.F. Lehman Equity Investors I, L.P., a Delaware limited partnership ("JFLEI").

            WHEREAS, the Company, the Shareholder, Safeguard Scientifics, Inc., a Delaware corporation ("Safeguard Scientifics"), Safeguard Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Safeguard Scientifics ("Safeguard Delaware"), and Safeguard 97 Capital, L.P., a Delaware limited partnership of which Safeguard Delaware is the general partner, are parties to a Stock Purchase Agreement, dated the date hereof (the "Stock Purchase Agreement"), pursuant to which the Shareholder acquired on the date hereof 5,729,356 shares of Common Stock (as defined below);

            WHEREAS, concurrently with the purchase referred to above, on the date hereof, Cecile D. Barker ("Barker") and certain members of management of the Company exchanged 1,369,458 shares of Common Stock for common units of Terrapin Partners Holding Company LLC (the "Holding Company"), a Delaware limited liability company and the managing member of the Shareholder;

            WHEREAS, Barker, the Shareholder and the Holding Company entered into that certain Voting Agreement and Irrevocable Proxy, dated the date hereof, with respect to 1,826,400 shares of Common Stock held by Barker that are encumbered to secure obligations of Barker or his affiliates (the "Encumbered Shares"), pursuant to which Barker agreed (i) to vote the Encumbered Shares in accordance with the voting instructions given by the Shareholder, (ii) to grant the Shareholder an irrevocable proxy with respect to the Encumbered Shares in the event they are not voted on a matter and (iii) once the Encumbered Shares become freely transferable, to contribute the Encumbered Shares to the Holding Company in exchange for a like number of common units; and

            WHEREAS, as a result of the transactions described above (collectively, the "Transactions"), on the date hereof, the Shareholder will Beneficially Own (as defined below) approximately 46% of the Total Voting Power (as defined below) of the Company; and

            WHEREAS, the parties hereto wish to further establish the nature of their relationship and set forth their agreement concerning the governance of the Company following consummation of the Transactions as well as certain matters relating to the Shareholder's ownership of Voting Securities (as defined below) of the Company.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 27 of 39

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. For purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of this Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms "controlling", "controlled by" and "under common control with" have the meanings correlative to the foregoing; provided that the ability to vote 10% or more of the Voting Securities of the Company will constitute "control" of the Company. In addition, for purposes of this definition, any member of the Shareholder shall be deemed to be an Affiliate of the Shareholder. For the avoidance of doubt, the Company will not be deemed to be an Affiliate of the Shareholder or JFLEI under this Agreement.

            "Agreement" means this Stockholders Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

            Any Person shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" any securities (which securities shall also be deemed "Beneficially Owned" by such Person) (i) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-5 under the Exchange Act as in effect on the date of this Agreement or (ii) that such Person has the right to vote pursuant to a voting agreement, a voting arrangement or otherwise.

            "Board of Directors" means the Board of Directors of the Company.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

            "Charter Documents" means the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company each as in effect on the date hereof

            "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

            "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

            "Company" has the meaning set forth in the preamble to this Agreement.

            "Continuing Independent Directors" means members of the Independent Committee that are (i) Initial Independent Directors or (ii) were appointed to the Independent Committee in accordance with the provisions of Section 2.1.

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 28 of 39

            "DGCL" has the meaning set forth in Section 2.1.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Group" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

            "Independent Committee" has the meaning set forth in Section 2.1.

            "Independent Director" means a director of the Company who (i) is not and has not been, within the three years prior to the date of such person's appointment as a director, an officer, employee or director of any of the Shareholder, JFLEI or their Affiliates (as defined in Rule 12b-2 under the Exchange Act), in each case other than the Company, (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Shareholder, JFLEI or their Affiliates (in each case other than the Company) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates (in each case other than the Company) and (iii) and is deemed "independent" pursuant to the rules and regulations of any primary securities exchange or over-the-counter market on which the Voting Securities of the Company are listed or traded at any time.

            "Initial Independent Directors" has the meaning set forth in Section 2.1.

            "Material Transaction" shall mean (a) any transaction or series of related transactions between the Company and the Shareholder, JFLEI or their Affiliates (i) with a value in excess of $375,000 in the aggregate or (ii) which is reasonably likely to have a material effect on the Company's business, financial condition, results of operations or prospects or (b) any reverse stock split by the Company of the Voting Securities.

            "JFLEI" has the meaning set forth in the Preamble to this Agreement.

            "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Purchase Transaction" has the meaning set forth in Section 3.2.

            "Restricted Transferees" means (i) Affiliates of the Shareholder or JFLEI, (ii) members of a Group that includes the Shareholder, JFLEI or their Affiliates or (iii) other Persons that have a voting trust, voting agreement or voting arrangement with respect to any Voting Securities of the Company with any of the Persons referred to in clauses (i) or (ii).

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 29 of 39

            "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Shareholder" has the meaning set forth in the Preamble to this Agreement.

            "Shares" means, the Voting Securities owned or to be Beneficially Owned by the Shareholder, including the 8,925,214 Voting Securities to be acquired by the Purchaser pursuant to the Transactions.

            "Stock Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

            "Stockholders Meeting" has the meaning set forth in Section 5.1.

            "Total Voting Power" shall mean the total number of votes that may be cast in the election of directors of the Company if all Voting Securities outstanding are treated as outstanding pursuant to the final sentence of this definition were present and voting at a meeting held for such purpose. The percentage of the Total Voting Power of the Company Beneficially Owned by any Person is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by any other Person.

            "Transactions" has the meaning set forth in the recitals to this Agreement.

            "Voting Securities" shall mean Common Stock and any other securities of the Company that are entitled to vote generally in the election of directors of the Company.

            "Written Consent" has the meaning set forth in Section 5.1.

                                   ARTICLE II

                              INDEPENDENT DIRECTORS

            2.1 Independent Committee. The Board of Directors shall establish an independent committee of the Board of Directors (the "Independent Committee") in accordance with the terms and procedures set forth in the Charter Documents and the Delaware General Corporation Law (the "DGCL"). The Independent Committee shall consist of at least three members of the Board of Directors. All members of the Independent Committee shall be Independent Directors. The Independent Committee shall initially be composed of Frank B. Foster III, Richard B. Lieb and Yvonne Brathwaite Burke (the "Initial Independent Directors"). All future members of the Independent Committee shall be recommended by a majority of the Continuing Independent Directors to the Board of Directors for designation for election to the

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 30 of 39

Board of Directors and designation for appointment to the Independent Committee. The Company and the Board of Directors shall consider in good faith the recommendations of the Continuing Directors for such Independent Directors, and if such recommendations meet with the reasonable approval of a majority of the Board of Directors, the Board of Directors and the Company shall use their best efforts, including soliciting proxies, to cause the election and appointment of such members, it being understood that in no event shall the Board of Directors or the Company appoint any Independent Director to the Independent Committee if such Independent Director has not been recommended by a majority of the Continuing Independent Directors as provided above; provided, however, that, if at any point in time there are no Continuing Independent Directors, the Board of Directors shall appoint at least three Independent Directors to serve on the Independent Committee, which Independent Directors shall be deemed to be Continuing Directors for purposes of this Agreement.

            2.2 Powers of the Independent Committee. During the term of this Agreement, notwithstanding anything to the contrary contained in this Agreement, the Company shall not take, approve or otherwise ratify any Material Transaction without the consent of at least a majority of the Independent Directors constituting the entire Independent Committee.

            2.3 D&O Insurance; Indemnification. The Shareholder shall not vote the Voting Securities Beneficially Owned by it for any amendment to the provisions in the Company's Charter Documents that deal with indemnification of directors, which amendment would make such provisions less favorable to such directors. In addition, the Shareholder shall not take any action or cause any action to be taken that would result in the Company's policies and procedures as to (i) the reimbursement of expenses of the Independent Directors in performing their duties as such and (ii) maintaining directors' liability insurance policies for Independent Directors to be materially less favorable to the Independent Directors than those in effect on the date hereof.

                                   ARTICLE III

                                   STANDSTILL

            3.1 Standstill. Except as otherwise expressly provided in this Agreement (including this Section 3.1 and Section 3.2 hereto), none of the Shareholder or any of its Affiliates shall, directly or indirectly, acting alone, in a Group (other than a Group consisting solely of the Shareholder, JFLEI and their Affiliates) or in concert with others:

                  (a) by purchase or otherwise, Beneficially Own, acquire, agree or offer to acquire any Voting Securities or direct or indirect rights or options to Beneficially Own Voting Securities, including any voting trust certificates representing such securities (in each case, other than (i) the Shares, (ii) rights, options or warrants distributed on a pro rata basis to all holders of the class or classes of securities of the Company pursuant to distribution that has been approved by at least a majority of the Independent Directors constituting the entire Independent Committee, (iii) securities acquired from the Company pursuant to a rights offer, exchange offer or similar transaction made by the Company which has been approved by at least a majority of the Independent Directors constituting the entire Independent Committee; (iv) grants of restricted Voting Securities or options to purchase Voting Securities (and the exercise thereof) to an executive officer of the Company who may be deemed to be an Affiliate of the Shareholder or JFLEI under this Agreement, which grants have been approved by at least a majority of the Independent Directors constituting the entire Independent Committee; and (v) grants of restricted

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 31 of 39

Voting Securities or options to purchase Voting Securities (and the exercise thereof) to a nonemployee director of the Company who may be deemed to be an Affiliate of the Shareholder or JFLEI under this Agreement pursuant to an equity compensation plan generally available to all nonemployee directors of the Company, which grants have been approved by at least a majority of the Independent Directors constituting the entire Independent Committee);

                  (b) enter, propose to enter into, or solicit any merger or business combination, tender offer, exchange offer or similar transaction involving the Company, or purchase, acquire, propose to purchase or acquire or solicit the purchase or acquisition of any portion of the business or assets of the Company if, in each case, (i) in such transaction, all holders of Voting Securities of the Company are not treated equally in terms of the dollar value at closing of the consideration, if any, to be received by such holders or (ii) such transaction is entered into with Affiliates, members of a Group that includes the Shareholder, JFLEI or their Affiliates or other Persons that are acting in concert with the Shareholder, JFLEI or their Affiliates to circumvent the foregoing provisions;

                  (c) make, or in any way participate in, any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are used in the proxy rules promulgated by the Commission under the Exchange Act) for the removal of any member of the Independent Committee; or

                  (d) take any action challenging the validity or enforceability of the foregoing.

            3.2 Shareholder Right To Acquire Voting Securities. Notwithstanding anything to the contrary set forth in this Agreement (including Section 3.1 above), the Shareholder and its Affiliates shall be entitled to purchase Voting Securities (a) through market intermediaries in open-market transactions in amount not to exceed 5% of the Voting Securities in the aggregate through all open-market purchases; or (b) if (i) such purchase is made as a result of a transaction or series of transactions (a "Purchase Transaction") in which the Shareholder and its Affiliates acquire or offer to acquire (by tender offer or otherwise) all of the outstanding Voting Securities of the Company, (ii) such Purchase Transaction is approved by at least a majority of the Independent Directors constituting the entire Independent Committee (so long as such approval was not obtained by the Shareholder or their Affiliates in violation of this Agreement), (iii) the consideration to be paid for the Voting Securities in such Purchase Transaction is deemed to be fair from a financial point of view in a written opinion issued by an independent nationally recognized investment banking firm retained by the Independent Committee and (iv) such Purchase Transaction is approved by holders of Voting Securities representing at least a majority of the outstanding Voting Securities of the Company actually voting on such Purchase Transaction (excluding for the purposes of such calculation any Voting Securities Beneficially Owned by the Shareholder, JFLEI or any of their Affiliates or members of a Group that includes the Shareholder, JFLEI or their Affiliates).

                                   ARTICLE IV

                AFTER-ACQUIRED SECURITIES; AGREEMENT TO BE BOUND

            4.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Voting Securities now Beneficially Owned or which may be Beneficially

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 32 of 39

Owned, issued or transferred hereafter to the Shareholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Voting Securities, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by the Shareholder in any other manner.

                                    ARTICLE V

                              CORPORATE GOVERNANCE

            5.1 General. From and after the execution of this Agreement, the Shareholder shall vote the Voting Securities it Beneficially Owns at any regular or special meeting of stockholders of the Company (a "Stockholders Meeting") or in any written consent executed in lieu of such a meeting of stockholders (a "Written Consent"), to give effect at all times to the provisions of this Agreement (including, without limitation, Article II hereof) and, to the extent of its ability to do so, to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement, and will otherwise take all other actions within its power required to fulfill the intent of this Agreement.

                                   ARTICLE VI

                            STOCK CERTIFICATE LEGEND

            6.1 A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Voting Securities now held or hereafter acquired by the Shareholder shall for as long as this Agreement is effective bear a legend substantially in the following form in addition to any other legends already set forth on such certificates:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED OCTOBER 22, 2001, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE.

Such legend shall be removed only upon transfer of the Voting Securities to Persons other than JFLEI or the Restricted Transferees.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

            Each of the parties hereby represents and warrants, severally and not jointly, to the others as follows:

            7.1 Authority Relative to This Agreement. Such party has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such party and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of such party, and no other proceedings on the part of such party are necessary to authorize this

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 33 of 39

Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

            7.2 No Conflict. (a) The execution and delivery of this Agreement by such party does not, and the performance of this Agreement by such party shall not, (i) conflict with or violate the organizational documents of such party,
(ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which such party is a party or by which such party (or the Shares Beneficially Owned by such party) is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares Beneficially Owned by such party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such party is a party or by which such party (or the Shares Beneficially Owned by such party) is bound or affected, except, in the case of clauses (ii) and
(iii) of this Section 7.2, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent the performance by such party of its material obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by such party does not, and the performance of this Agreement by such party shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority except for applicable requirements, if any, of federal or state securities and antitrust laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by such party of its material obligations under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery.

                  (a)        if to the Company:

                             OAO Technology Solutions, Inc.
                             7500 Greenway Center Drive
                             16th floor
                             Greenbelt, MD  20770
                             Telecopy:  (301) 486-0135
                             Attention:  Dianne R. Sagner
                             General Counsel and Secretary

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 34 of 39

                             with a copy to:

                             Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                             New York, NY 10019-6064
                             Telecopy: (212) 757-3990
                             Attention:  Robert B. Schumer, Esq.

                  (b)        if to the Shareholder or JFLEI:

                             c/o J.F. Lehman & Company
                             450 Park Avenue
                             New York, NY  10022
                             Telecopy:  (212) 634-1155
                             Attention:  Louis N. Mintz

                             with a copy to:

                             Gibson Dunn & Crutcher LLP
                             333 South Ground Avenue
                             Los Angeles, CA  90071
                             Telecopy:  (213) 229-6537
                             Attention:  Kenneth M. Doran, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 8.1 designate another address or Person for receipt of notices hereunder.

            8.2 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Voting Securities in accordance with this Agreement. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

            8.3 Amendment and Waiver.

                  (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 35 of 39

if it is (i) approved by at least a majority of the Independent Directors constituting the entire Independent Committee and (ii) made or given in writing and signed by the Company, the Shareholder and JFLEI. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company, the Shareholder and JFLEI.

            8.4 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            8.5 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

            8.6 JFLEI Guarantee. JFLEI shall use commercially reasonable efforts to cause the Shareholder to comply with, and perform, all its obligations hereunder.

            8.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

            8.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            8.10 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

            8.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

            8.12 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate and cease to be of any further force and effect upon the earlier of: (i) the third anniversary of the date hereof;
(ii) with respect to any Voting Securities Beneficially Owned by the Shareholder (including the Shares), upon the transfer of such Voting

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 36 of 39

Securities to a Person other than JFLEI or a Restricted Transferee; (iii) the date on which the Shareholder, together with JFLEI and any Restricted Transferee, shall cease to Beneficially Own Voting Securities of the Company representing at least 15% of the Total Voting Power of the Company; and (iv) the date on which the Company files a Form 15 with the Commission, or a comparable form then in effect, notifying the Commission that its filing obligations with the Commission have terminated, the filing of which was approved by at least a majority of the Independent Directors constituting the Independent Committee.

            8.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this agreement.

                  [Remainder of page intentionally left blank]

CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 37 of 39

            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stockholders Agreement on the date first written above.

                                 OAO TECHNOLOGY SOLUTIONS, INC.

                                 By: /s/ Gregory A. Pratt
                                     ------------------------------------------
                                     Gregory A. Pratt
                                     President and Chief Executive Officer

                                 TERRAPIN PARTNERS SUBSIDIARY LLC

                                 By: Terrapin Partners Holding Company LLC,
                                     its managing member

                                     By: /s/ Louis N. Mintz
                                         --------------------------------------
                                         Louis N. Mintz, Managing Member

                                 J.F. LEHMAN EQUITY INVESTORS I, L.P. (only for the purpose of Article VII and Section 8.6)

                                 By: JFL Investors LLC, its sole general partner

                                     By: /s/ Donald Glickman
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                                         Donald Glickman, Managing Member